UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 28, 2019

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01. Entry into a Material Definitive Agreement

On March 28, 2019, Magellan Health, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”), which has a combined beneficial ownership of approximately 9.8% of the Company’s outstanding common stock. The following is a summary of the material terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Pursuant to the Agreement, the Company agreed to (i) increase the size of the Company’s Board of Directors (the “Board”) from 9 directors to 13 directors and appoint Peter A. Feld, Leslie V. Norwalk, Guy P. Sansone and Steven J. Shulman (collectively, the “Appointed Directors”) to the Board, (ii) nominate the Appointed Directors for election as members of the Board at the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”) and (iii) effective immediately following the election of directors at the 2019 Annual Meeting, decrease the size of the Board from 13 to 10 directors. In addition, the Company agreed that, during the period commencing upon the conclusion of the 2019 Annual Meeting and continuing until the expiration of the standstill period specified in the Agreement, the size of the Board will not be increased to greater than ten directors without the consent of Starboard.

Under the terms of the Agreement, the Board will form a Strategic Committee and appoint Mr. Feld and Mr. Shulman to the Strategic Committee, as well as two incumbent directors to be determined by the Board. The Board also will take all necessary actions to appoint (i) Mr. Sansone to the Audit Committee of the Board, (ii) Ms. Norwalk and Mr. Feld to the Management Compensation Committee of the Board and (iii) Mr. Shulman to the Nominating/Corporate Governance Committee of the Board.

With respect to the 2019 Annual Meeting, Starboard has agreed, among other things, to withdraw its slate of director nominees and vote all shares of the Company’s common stock beneficially owned by Starboard in favor of the Company’s director nominees and, subject to certain conditions, vote in accordance with the Board’s recommendations on all other proposals.

The Agreement also includes, among other provisions, certain “standstill” provisions restricting certain conduct and activities by Starboard during the period commencing on the date of the Agreement through the earlier of (x) 15 business days prior to the deadline for the submission of stockholder nominations for the Company’s 2020 annual meeting of stockholders and (y) 90 days prior to the first anniversary of the 2019 Annual Meeting, procedures for determining any replacements for the Appointed Directors, non-disparagement covenants, expense reimbursement and other items that are addressed in the Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Agreement, on March 28, 2019, Mr. Feld, Ms. Norwalk, Mr. Sansone and Mr. Shulman were appointed to the Board as directors. Since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Feld, Ms. Norwalk, Mr. Sansone or Mr. Shulman, respectively, that would be reportable under Item 404(a) of Regulation S-K. As a non-employee director, each of Mr. Feld, Ms. Norwalk, Mr. Sansone and Mr. Shulman is entitled to receive the same compensation paid by the Company to each of its non-employee directors. The Company’s non-employee director compensation policy is described in the “Directors’ Compensation” section of the Company’s 2018 Proxy Statement filed with the Securities and Exchange Commission on April 9, 2018, which description is incorporated herein by reference.

Any additional information set forth in Item 1.01 and Item 8.01 hereof with respect to the Board, any committees thereof and Mr. Feld, Ms. Norwalk, Mr. Sansone and Mr. Shulman is incorporated in this Item 5.02 by reference.

Item 8.01. Other Events

On March 29, 2019, the Company issued a press release announcing the Company’s entry into the Agreement with Starboard. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:                  Not applicable.

(d)  Exhibits:See Exhibit Index.

.1

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Agreement, dated as of March 28, 2019, by and among Magellan Health, Inc. and Starboard Value LP and certain of its affiliates.
99.1	Press release dated March 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: March 29, 2019	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Chief Financial Officer